Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Fifth Third Bancorp of our reports dated February 26, 2010 relating to the consolidated financial statements of Fifth Third Bancorp and subsidiaries, and the effectiveness of Fifth Third Bancorp’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 2009:

Form S-8	Form S-3
No. 33-34075	No. 33-54134
No. 33-55553	No. 333-80919
No. 333-58249	No. 333-86645
No. 333-48049	No. 333-56450
No. 333-77293	No. 333-34798
No. 333-84955	No. 333-53826
No. 333-47428	No. 333-41164
No. 333-53434	No. 333-86360
No. 333-52188	No. 333-141560
No. 333-84911	No. 333-157703
No. 333-52182
No. 333-58618	Form S-4
No. 333-63518	No. 333-147192
No. 333-72910	No. 333-151473
No. 333-108996
No. 333-116535
No. 333-114001
No. 333-119280
No. 333-123493
No. 333-147533
No. 333-158742
No. 333-157687

Cincinnati, Ohio

February 26, 2010